Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements indicated below of Brookdale Living Communities, Inc. of our report on the consolidated financial statements indicated below.

Registration Statements
-----------------------

Form S-8 No. 333-51493
Form S-3 No. 333-53969
Form S-3 No. 333-65843
Form S-8 No. 333-86013


                  Financial Statements                                            Date of Auditor's Report
                  --------------------                                            ------------------------

      Consolidated Financial Statements of Brookdale Living                          February 24, 2000,
      Communities, Inc. as of December 31, 1999 and 1998 and                         except for Note 17 as
      for the years ended December 31, 1999 and 1998 and for the                     to which the date is
      period from May 7, 1997 through December 31, 1997 and the                      March 13, 2000.
      combined statements of operations, changes in partners'
      capital (deficit) and cash flows of Predecessor Properties for the period from January 1, 1997 through May 6, 1997
      included in the Annual Report (Form 10-K) of Brookdale
      Living Communities, Inc. for the year ended December
      31, 1999 dated March 30, 2000.

                                                                                    /s/Ernst & Young LLP




Chicago, Illinois
March 30, 2000